UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 31, 2008

REIT AMERICAS, INC.
(Exact name of registrant as specified in its charter)

Maryland	33-11836	86-0576027
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2960 N. Swan Rd., Suite 300
Tucson, AZ 85712
(Address of principal executive offices) (Zip Code)

(520) 326-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2008, REIT Americas, Inc. (the “Company”), Virium Pharmaceuticals, Inc., a New York corporation (“Virium”), Virium Pharmaceuticals, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Pharmaceuticals”) and Virium Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Pharmaceuticals (“Merger Sub”) executed a third  amendment (the “Third Amendment”) to their previously announced merger agreement (the “Merger Agreement”) pursuant to which Virium will merge with and into Merger Sub with Virium as the surviving corporation (the “Merger”).  As a result of the Merger, each share of common stock, par value $0.01 per share, of Virium held by the Virium shareholders will be exchanged for one newly-issued share of common stock, par value $0.01 per share, of Pharmaceuticals, on the terms and conditions set forth in the Merger Agreement.  The consummation of the Merger is subject to certain conditions, including obtaining the approval of the Company’s stockholders of a 23.06062-to-1 reverse stock split (the “Reverse Stock Split”), obtaining the approval of the Company’s stockholders of a merger of the Company with and into Pharmaceuticals, with Pharmaceuticals as the surviving entity (the “Reincorporation Merger”), effecting the Reverse Stock Split and consummating the Reincorporation Merger.

The Third Amendment provides, subject to certain exceptions, that the Merger Agreement may be terminated by either Virium or the Company if the closing of the Merger has not occurred on or before April 30, 2008.  A copy of the Third Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The foregoing summary of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document that is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Third Amendment to Agreement and Plan of Merger, dated as of March 31, 2008, by and among Virium Pharmaceuticals, Inc., REIT Americas, Inc., Virium Pharmaceuticals, Inc. and Virium Merger Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 4, 2008

REIT AMERICAS, INC.

By:	/s/ F. DALE MARKHAM

Name:	F. Dale Markham
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Third Amendment to Agreement and Plan of Merger, dated as of March 31, 2008, by and among Virium Pharmaceuticals, Inc., REIT Americas, Inc., Virium Pharmaceuticals, Inc. and Virium Merger Sub, Inc.